                          TENET HEALTHCARE CORPORATION

                                     and

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                           J.P. MORGAN SECURITIES INC.
                        MORGAN STANLEY & CO. INCORPORATED
                              SALOMON BROTHERS INC
                          DEUTSCHE MORGAN GRENFELL INC.
                                      and
                         BANCAMERICA ROBERTSON STEPHENS

                      ------------------------------------

                               PURCHASE AGREEMENT

                      ------------------------------------





                             Dated as of May 8, 1998

                          TENET HEALTHCARE CORPORATION

                           7 5/8% SENIOR NOTES DUE 2008

                    8 1/8% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                   May 8, 1998

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
DEUTSCHE MORGAN GRENFELL INC.
BANCAMERICA ROBERTSON STEPHENS
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York 10172

Ladies and Gentlemen:

                  Subject to the terms and conditions herein contained, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Deutsche Morgan Grenfell Inc. and BancAmerica Robertson Stephens (together with DLJ, the "Initial Purchasers") an aggregate of $350.0 million principal amount of its 7 5/8% Senior Notes due 2008 (the "Senior Notes") and an aggregate of $1.0 billion principal amount of its 8 1/8% Senior Subordinated Notes due 2008 ( the "Senior Subordinated Notes" and, together with the Senior Notes, the "Securities"). The Senior Notes are to be issued pursuant to the provisions of an Indenture (the "Senior Note Indenture") to be dated as of May 21, 1998, by and between the Company and The Bank of New York, as Trustee (the "Senior Note Trustee"). The Senior Subordinated Notes are to be issued pursuant to the provisions of an Indenture (the "Senior Subordinated
Note Indenture" and, together with the Senior Note Indenture, the "Indentures") to be dated as of May 21, 1998 by and between the Company and The Bank of New York, as Trustee (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Trustees").

                  1. OFFERING MEMORANDUM. The Securities will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended, including the rules and regulations thereunder (collectively, the "Act"). The Company has prepared a preliminary offering memorandum, dated May 1, 1998 (including the documents incorporated by reference therein, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated May 8, 1998 (including the documents incorporated by reference therein, the "Offering Memorandum"), relating to the Securities.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indentures, the Securities (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSORS) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933,
                  AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR
                  FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS,
                  EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.
                  BY ITS ACQUISITION HEREOF OR A BENEFICIAL
                  INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT
                  (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)
                  (A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT
                  OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN
                  AN OFFSHORE TRANSACTION IN COMPLIANCE WITH
                  REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES
                  THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED
                  TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES
                  ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS
                  IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
                  (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
                  (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES
                  IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH
                  RULE 903 OR RULE 904 UNDER THE SECURITIES ACT,
                  (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT
                  (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                  OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM
                  THE REGISTRATION REQUIREMENTS OF THE SECURITIES
                  ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE
                  WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
                  NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS
                  USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE
                  MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REUSE TO REGISTER ANY TRANSFER IF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company (i) the Senior Notes in the respective principal amounts set forth opposite their names on Schedule I hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 9 hereof, at a purchase price equal to 98.588% of the principal amount of the Senior Notes, together with accrued interest, if any, to the Closing Date (the "Senior Note

Purchase Price") and (ii) the Senior Subordinated Notes in the respective principal amounts set forth opposite their names on Schedule II hereto, plus such amount as they may individually become obligated to purchase pursuant to
Section 9 hereof, at a purchase price equal to 97.869% of the principal amount of the Senior Subordinated Notes, together with accrued interest, if any, to the Closing Date (the "Senior Subordinated Note Purchase Price" and, together with the Senior Note Purchase Price, the "Purchase Price"). The Initial Purchasers will offer the Senior Notes to Eligible Purchasers initially at a price equal to 99.962% of the principal amount thereof. The Initial Purchasers will offer the Senior Subordinated Notes to Eligible Purchasers initially at a price equal to 99.612% of the principal amount thereof. Such prices may be changed at any time without notice.

                  The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Securities purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Securities in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers").

                  Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a registration statement (the "Registration Statement") relating to the Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Securities, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                  3. DELIVERY AND PAYMENT. Delivery to you of and payment for the Securities shall be made at 9:00 A.M., New York City time, on May 21, 1998 (such time and date being referred to as the "Closing Date"), at the offices of DLJ at 277 Park Avenue, New York, New York 10172, or such other place as you shall reasonably designate.

                  The Securities in definitive form shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. The Securities shall be delivered to you on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment of the appropriate Purchase Price by wire transfer of immediately available funds to an account designated by the Company. The Closing Date and the location of delivery of, and the form of payment for, the Securities may be varied by agreement between DLJ and the Company.

                  4. AGREEMENTS OF THE COMPANY. The Company agrees with each of you that:

                  (a) It will advise DLJ promptly and, if requested by DLJ, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
         Section 4(f), or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 4(e), which makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any Federal or state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) It will furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated by reference therein, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period referred to in Section 4(e). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 6 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated by reference therein, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) If, during the period referred to in Section 4(e), any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, it will promptly prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Offering Memorandum is so delivered, be misleading, and will comply with applicable law, and will promptly notify you of such event and amendment or supplement and furnish to you without charge such number of copies thereof as you may reasonably request.

                  (d) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all reasonable costs, charges, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing, filing, distribution and delivery of the Offering Memorandum, the Preliminary Offering Memorandum and all amendments and supplements thereto, (ii) the issuance and delivery of the Securities, (iii) the printing and delivery of this Agreement, the Indentures and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (f) below (including, in each case, the reasonable fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be reasonably requested by the Initial Purchasers or by dealers to whom Securities may be sold,
         (vi) any filing with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Securities (including, without limitation, any filing fees in connection therewith but excluding the fees of Sullivan & Cromwell, legal counsel to the Underwriters ("Initial Purchasers' Counsel")), (vii) the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD")

         Automated Quotation System - PORTAL ("PORTAL"), (viii) the rating of the Securities by investment rating agencies, (ix) any "qualified independent underwriter" as required by Rule 2720 of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (x) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees of the Trustees, the cost of their respective personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses incident to the sale and delivery of the Securities to the Initial Purchasers.

                  (e) During such period as in the reasonable judgment of the Initial Purchasers an Offering Memorandum is required (or would be required if the sales were registered under the Securities Act) to be delivered in connection with Exempt Resales by the Initial Purchasers, it will not make any amendment or supplement to the Offering Memorandum (other than any document required to be filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act") that upon filing is deemed to be incorporated by reference therein) of which the Initial Purchasers shall not previously have been advised and provided a copy prior to the filing thereof or to which the Initial Purchasers shall reasonably object unless in the opinion of legal counsel to the Company such amendment or supplement is required by law to be filed; it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Offering Memorandum; and it will prepare, promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales and to which the Company shall not reasonably object.

                  (f) Prior to the sale of all Securities pursuant to Exempt Resales as contemplated hereby, it will cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such United States jurisdictions as the Initial Purchasers may request. The Company will continue such qualification in effect so long as required by law for Exempt Resales and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (PROVIDED, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

                  (g) So long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, it will make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                  (h) It will file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and it will use its best efforts to effect the inclusion of the Securities in PORTAL and to maintain the listing of the Securities on PORTAL for so long as the Securities are outstanding.

                  (i) To the extent permitted by law, it will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

                  (j) It will use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (k) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants, rights, or options to purchase debt securities of the Company (other than (i) the Securities, (ii) up to an additional $10 million principal amount of 8__% Senior Subordinated Notes due 2008 and (iii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (l) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions precedent on its part to be satisfied prior to the delivery of the Securities.

                  5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Initial Purchaser that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) The documents incorporated by reference in the Offering Memorandum, the Preliminary Offering Memorandum or any amendment or supplement thereto, when they were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Exchange Act.

                  (c) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any United States Federal or state governmental body, agency or official which prevents the issuance of the Securities, prevents or suspends the use of any Preliminary Offering Memorandum or Offering Memorandum or suspends the sale of the Securities in any jurisdiction referred to in Section 4(f) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of its subsidiaries which would prevent the issuance or sale of the Securities, or prevent or suspend the use of any Preliminary Offering Memorandum or Offering Memorandum in any jurisdiction referred to in
         Section 4(f) hereof.

                  (d) The capitalization table set forth in the Offering Memorandum under the caption "Capitalization" identifies in reasonable detail all outstanding short-term and long-term indebtedness and shareholders' equity of the Company and its subsidiaries, prior to and after giving PRO FORMA effect to the consummation of the offering of the Securities and the application of the net proceeds therefrom on the terms described in the Offering Memorandum.

                  (e) The Indentures have been duly authorized by the Company and, when duly executed and delivered in accordance with their terms, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable. On the Closing Date, the Indentures will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

                  (f) The Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, will be entitled to the benefits of the applicable Indenture and will conform in all material respects to the description thereof in the Offering Memorandum.

                  (g) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution with respect to liability in connection with Federal or state securities laws may be unenforceable under such laws or the policies underlying such laws and except to the extent that a waiver of rights under any usury laws may be unenforceable.

                  (h) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (i) The execution and delivery of this Agreement and the Indentures and issuance and sale of the Securities by the Company, the execution and delivery of each of the other Operative Documents by the Company, the performance by the Company of this Agreement, the Indentures and the other Operative Documents and the consummation of the transactions contemplated by this Agreement and the other Operative Documents will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of its subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any of the Operative Documents or any other obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument (collectively, "Agreements") to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties, where, in any such instance, such conflict, breach, violation, default, acceleration of indebtedness or Lien would have, singly or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (j) No authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act, the TIA, state securities or Blue Sky laws or regulations.

                  (k) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and to authorize the offering of the Securities, to execute, deliver and perform this Agreement and to issue, sell and deliver the Securities, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification and where failure to be so qualified or in good standing would have a Material Adverse Effect. Each of the Subsidiaries of the Company that (i) directly or indirectly owns or leases any interest in any Hospital (as defined in the Offering Memorandum) or (ii) is otherwise material to the Company and the Subsidiaries, taken as a whole (collectively, the "Significant Subsidiaries"), has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualifications and where failure to have such power and authority or to be so qualified or in good standing would have a Material Adverse Effect.

                  (l) Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries that are owned directly or indirectly by the Company, have been duly authorized and validly issued, and, except as otherwise disclosed in the Offering Memorandum, all of the shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries are owned, directly or through subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien, and, except as disclosed in a certificate or opinion delivered to the Initial Purchasers, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any of the Subsidiaries.

                  (m) Neither the Company nor the Significant Subsidiaries is in violation of its respective charter or bylaws and neither the Company nor the Subsidiaries is in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except as would not have, singly or in the aggregate, a Material Adverse Effect.

                  (n) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court, governmental agency or body, arbitration board or tribunal, or governmental or private accrediting body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Offering Memorandum, or in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the Company's or any of its Subsidiaries' performance of its obligations, as applicable, pursuant to this Agreement (including, without limitation, the issuance of the Securities), the Operative Documents or the transactions contemplated hereby and thereby, and to the best of the Company's knowledge, after due inquiry, no such action, suit, or proceeding is contemplated or threatened.

                      Except as disclosed in the Offering Memorandum, neither the Company nor the Subsidiaries is subject to any judgment, order or decree of any court, governmental authority or arbitration board or tribunal which has had or which can reasonably be expected to have, a Material Adverse Effect.

                  (o) The firms of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's knowledge, independent public accountants with respect to the Company and its Subsidiaries, as required by the Act. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with Regulation S-X. The Company's ratio of earnings to fixed charges (actual and PRO FORMA) included in the Offering Memorandum under the relevant captions "Prospectus Summary--Summary Financial Information" have been calculated in compliance with Item 503(d) of the Commission's Regulation S-K. The other financial and statistical information and data of the Company included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum are in all material respects accurately presented and prepared on a basis consistent with the books and records of the Company.

                  (p) Except as contemplated by the Offering Memorandum, subsequent to the respective dates as of which information is presented in the Offering Memorandum and up to the Closing Date (i) neither the Company nor the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, which could reasonably be expected to have a Material Adverse Effect, (ii) there has been no decision or judgment in the nature of litigation or arbitration that could reasonably be expected to have a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has not been any material adverse change, or any development which could involve a material adverse change, in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (any of the items set forth in clauses
         (i), (ii), (iii) or (iv) above, a "Material Adverse Change").

                  (q) (i) Except as described in the Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, accreditations or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals, necessary or required to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, (ii) all such Authorizations are valid and in full force and effect, except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto except as could not reasonably be expected to have a Material Adverse Effect and (iv) none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization.

                  (r) None of the Company or any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect, on the date hereof.

                  (s) None of the Company or any of the Significant Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (t) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or the Initial Purchasers' Counsel shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

                  (u) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Operative Documents that have been executed and delivered prior to the date of this Agreement and each other Operative Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Operative Documents since their date of execution or from the form in which it has been delivered to the Initial Purchasers; there exists as of the date hereof (after giving effect to the transactions contemplated by the Operative Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Operative Documents) under any of the Operative Documents which would reasonably be expected to result in a Material Adverse Effect.

                  (v) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (w) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under
         Section 6 of the Exchange Act or that is quoted in the United States automated inter-dealer quotation system.

                  (x) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (y) Prior to the effectiveness of any Registration Statement, the Indentures are not required to be qualified under the TIA.

                  (z) Neither the Company, nor any of its respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Securities.

                  (aa) The Securities offered and sold in reliance of Regulation S have been and will be offered and sold only in offshore transactions, assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 6 hereof.

                  (bb) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (cc) No registration of the Securities under the Act is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 6 hereof.

                  6. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company:

                  (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

                  (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (A) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Securities purchased by them may be resold, pledged, or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 903 and Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act,
         (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Such Initial Purchaser and its affiliates or any person acting on its behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities.

                  (f) The Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.
                                     - 11 -

                  (h) Such Initial Purchaser further represents and agrees that
         (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Securities, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (i) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  Each Initial Purchaser acknowledges that the Company, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

                  7.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers and their respective affiliates, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Initial Purchasers or any of their respective affiliates (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) each of the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any Controlling Person, and each of their respective officers, directors, partners, employees, representatives and agents (any person referred to in clause (i), (ii) or (iii) of this Section 7(a) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any foreign, Federal, state or local authority, regulatory body, administrative agency, court or other governmental or quasi-governmental body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, to the extent such Liabilities are directly or indirectly caused by, related to, based upon or arising out of, or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any supplement or amendment thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 4(i), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished in writing to the Company by or on behalf of an Initial Purchaser through DLJ expressly for use in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 4(g), or (y) with respect to the Initial Purchaser from whom the person asserting the Liabilities purchased Securities, made in any Preliminary Offering Memorandum if a copy of the Offering Memorandum

(as amended or supplemented, if the Company shall have furnished the Initial Purchasers with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Initial Purchaser to the person asserting the Liabilities, if required by law to have been so delivered by the Initial Purchaser seeking indemnification, at or prior to the written confirmation of the sale of the Securities, and it shall be determined by a court of competent jurisdiction or binding mediation or arbitration tribunal, in a judgment or determination not subject to appeal or review, that the Offering Memorandum (as so amended or supplemented) would have corrected such untrue statement or omission in all material respects. The foregoing indemnity shall be in addition to any liability that the Company might otherwise have to any of the Initial Purchasers and such other Indemnified Persons. The Company shall notify you promptly after becoming aware of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

                  (b) In case any action or proceeding (for all purposes of this Section 7, including any governmental or quasi-governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity under this Section 7 may be sought against the Company, such Indemnified Person promptly shall notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses; PROVIDED, that the delay or failure to give such notice shall not relieve the Company from any liability that it may have on account of the indemnity under this Section 7, except to the extent that such delay or omission materially adversely affects the ability of the Company to defend or assume the defense of such action or proceeding. Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and/or to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person to be represented, be counsel to the Company or any of the Subsidiaries) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof promptly after receipt of the notice from the Indemnified Person of such action or proceeding, the Company shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company agrees in writing to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and that Indemnified Person shall have been advised in writing by counsel, with a copy of such writing to the Company, that either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, the Company shall not have the right to assume the defense thereof on behalf of the Indemnified Person and such Indemnified Person shall have the right to employ its own counsel (who shall be reasonably acceptable to the Company and shall not, except with the Company's consent, be counsel to the Company) in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company, subject to repayment to the Company if it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all of the Indemnified Persons, which firm shall be designated in writing by DLJ. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, which consent may not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability incurred in such settlement. The Company shall not, without the prior written consent of each Indemnified Person, which consent shall not be unreasonably withheld settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit, investigation or other proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through DLJ expressly for use in the Offering Memorandum, the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to
Section 4(g), as applicable. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Offering Memorandum, the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 4(g) in respect of which indemnity is sought against any Initial Purchaser pursuant to the foregoing sentence, the Initial Purchaser shall have the rights and duties given to the Company (except that if an Initial Purchaser shall have assumed the defense thereof, the Company shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 7(b) above.

                  (d) If the indemnification provided for in this Section 7 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Liabilities referred to herein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand from the offering of the Securities, or
(ii) if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the Company and the Indemnified Person in connection with the actions, statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Initial Purchasers (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchaser's discounts and commissions but before deducting expenses) received by the Company bear to the total Initial Purchaser's discounts and commissions received by such Initial Purchaser, in each case as set forth in the Offering Memorandum. The relative fault of the Company and the Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Initial Purchasers (or any of their related Indemnified Persons referred to in Section 7 above) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such underwriter exceeds the amount of any damages or liabilities which such Initial Purchaser (and its related Indemnified Persons referred to in Section 7 above) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission or other indemnified action or proceeding. Notwithstanding anything to the contrary contained herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective aggregate principal amount of Securities purchased by each of the underwriters hereunder and not joint.

                  8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the several Initial Purchasers to purchase any Securities under this Agreement are subject to the satisfaction or waiver by the several underwriters of each of the following conditions on the Closing Date:

                  (a) All the representations and warranties of the Company contained or incorporated by reference in this Agreement shall be true and correct on the Closing Date after giving effect to the transactions contemplated by the Operative Documents, with the same force and effect as if made on and as of the Closing Date, unless another date is specified therein. The Company and its Subsidiaries shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by any Federal or state court shall have been issued as of the Closing Date which would prevent the issuance of the Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act.

                  (c) (i) Since the earlier of the date hereof or the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Offering Memorandum, there shall not have been any material adverse change, or development involving a prospective material adverse change, in the capital stock or debt, of the Company and the Subsidiaries, taken as a whole, and (iii) none of the Company or any of the Subsidiaries shall have any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, and which is not disclosed in the Offering Memorandum as of the date hereof.

                  (d) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by an executive officer and a financial officer of the Company satisfactory to you confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (j) of this Section 8.

                  (e) On the Closing Date, you shall have received:

                           (l) an opinion (reasonably satisfactory to you and
                  your counsel), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company ("Skadden, Arps"), to the effect that:

                                    (i) each document filed pursuant to the
                           Exchange Act and incorporated by reference in the Offering Memorandum, at the time it was filed or last amended, complied as to form in all material respects to the applicable requirements of the Exchange Act (except for financial statements, the notes thereto and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed);

                                (ii) the Securities have been duly authorized
                           and executed by the Company and, when authenticated in accordance with the terms of the Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the respective Indenture under which they are being issued, except to the extent that the enforceability thereof may be limited by
                           (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws in effect as of the date of the opinion or thereafter relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that such counsel need express no opinion as to the enforceability or effect of the waiver of rights under any usury laws pursuant to each of the Indentures;

                               (iii) each of the Indentures has been duly
                           authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws in effect as of the date of the opinion or thereafter relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that such counsel need express no opinion as to the enforceability or effect of the waiver of rights under any usury laws pursuant to each of the Indentures;

                                (iv) the Securities and the Indentures conform
                           in all material respects to the descriptions thereof contained in the Offering Memorandum;

                                 (v) the Company is a corporation existing and
                           in good standing under the laws of its jurisdiction of organization;

                                (vi) the Company is not an "investment company"
                           within the meaning of the Investment Company Act of 1940, as amended;

                               (vii) no consent, approval, authorization or
                           other order of, or filing with, any Federal or New York executive, legislative, judicial, administrative or regulatory body, including, without limitation, the Commission (each, a "Governmental Authority"), is legally required under any laws, rules and regulations of the State of New York and the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and the Indentures (provided that no opinion need be expressed as to the "blue sky" or state securities laws of any jurisdiction) (collectively, the "Applicable Laws") for the issuance or sale to the Initial Purchasers of the Securities as contemplated by this Agreement;

                              (viii) the execution and delivery by the Company
                           of this Agreement and the Indentures and the issuance and sale of the Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement and the Indentures (a) will not conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under the charter or bylaws of the Company; and (b) will not conflict with or violate any Applicable Law or any order or decree of any Governmental Authorities by which the Company or any of its Subsidiaries is bound, the existence of which is actually known to such counsel or has been specifically disclosed to such counsel in writing by the Company;

                                (ix) the Registration Rights Agreement has been
                           duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                 (x) the Indentures comply as to form in all
                           material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indentures under the TIA;

                                (xi) no registration under the Act of the
                           Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 6 of this Agreement and (iii) the accuracy of the representations of the Company set forth in Sections 4(h) and 5(y), (aa) and
                           (bb) of this Agreement.

                           (2) In giving their opinion required by subsection
                  (e)(l) of this Section 8, such counsel may state that such opinions are limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

                           In addition, such counsel shall state that such
                  counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no fact has come to the attention of such counsel that leads it to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference in or excluded from the Offering Memorandum.

                           In rendering the foregoing opinions, Skadden, Arps
                  may rely as to matters of Nevada law on the opinion of Woodburn and Wedge, Nevada counsel to the Company, or such other counsel as is reasonably satisfactory to the Initial Purchasers' Counsel.

                           (3) an opinion (satisfactory to you and Initial
                  Purchasers' Counsel), dated the Closing Date, of Scott M. Brown, Esq., Senior Vice President and General Counsel of the Company, or Richard B. Silver, Vice President and Associate General Counsel of the Company, to the effect that:

                                 (i) the descriptions in the Offering Memorandum
                           of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters, including, without limitation, those described in the Offering Memorandum under the captions "Risk

                           Factors--Limits on Reimbursement," "--Extensive Regulation," "--Health care Reform Legislation" and in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (the "Form 10-K") under the captions "Medicare, Medicaid and Other Revenues" and "Healthcare Reform, Regulation and Licensing" and in the Company's Form 10-K and Quarterly Report on Form 10-Q for the quarter ended February 28, 1997 under the caption "Legal Proceedings" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and such counsel does not know of any contracts or documents of a character required to be described in the Offering Memorandum and not described therein; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included or incorporated by reference therein;

                                (ii) each of the Company and its Significant
                           Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum, except as could not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

                               (iii) to the best of such counsel's knowledge,
                           there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or to which any of their respective property is subject of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed in the Offering Memorandum;

                                (iv) except as otherwise disclosed in the
                           Offering Memorandum, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company that is owned directly or indirectly by the Company have been duly and validly authorized and issued, and, except as otherwise described in the Offering Memorandum, the shares of capital stock of, or other ownership interests in, each of its Significant Subsidiaries are owned of record, directly or through subsidiaries, by the Company, are fully paid and nonassessable, and to the best knowledge of such counsel are owned free and clear of any material, consensual Lien;

                                 (v) the Company and each of its Significant
                           Subsidiaries is a duly organized corporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and, to the extent each is a party thereto, to execute, deliver and perform its obligations pursuant to the Indentures and this Agreement, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure so to be qualified could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; and

                                (vi) the execution and delivery by the Company
                           of this Agreement and the Indentures and the issuance and sale of the Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement and the Indentures will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with the passage of time or otherwise) under, or result in the imposition of a Lien on any properties of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any of the agreements listed on a schedule attached to such counsel's opinion, where, in any such instance, such breach, default, Lien, acceleration of indebtedness or conflict could have, singly or in the aggregate, a material adverse effect or a prospective material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                           (4) In giving their opinion required by subsection
                  (e)(3) of this Section 8, such counsel shall state that no fact has come to the attention of such counsel that leads it to believe that the descriptions of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Offering Memorandum under the captions set forth in subsection (e)(3)(i) of this Section 8 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (5) an opinion (satisfactory to you and Initial
                  Purchasers' Counsel), dated the Closing Date, of Woodburn and Wedge, special Nevada counsel to the Company, to the effect that:

                                 (i) the Company has the corporate power and
                           authority to execute, deliver and perform this Agreement and the Company has the corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

                                (ii) this Agreement has been duly authorized,
                           executed and delivered by the Company, and the Securities and the Indentures have been duly authorized, executed and delivered by the Company;

                               (iii) the Company is a duly organized and validly
                           existing corporation in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and to execute and deliver, and perform its obligations pursuant to, the Indentures, the Securities and this Agreement;

                                (iv) no consent, approval, authorization, or
                           order of any Nevada governmental agency or body is required, for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities;

                                 (v) the execution and delivery by the Company
                           of this Agreement and the Indentures, the issuance and sale of the Securities to you as contemplated by this Agreement and the performance of its obligations pursuant to this Agreement, the Securities and the Indentures will not conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default under, (a) any of the charter or bylaws of the Company, or (b) any existing applicable statute, rule or regulation or any order of any Nevada court or governmental agency or body having jurisdiction over the Company or any of its properties; provided that the opinion expressed in clause (b) is limited to those statutes, rules or regulations which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement in connection with the issuance and sale of the Securities; and

                                (vi) in any action or proceeding arising out of
                           or relating to this Agreement or the Indentures in any court of the State of Nevada or in any federal court sitting in the state of Nevada, such court would recognize and give effect to the provisions of
                           Section 11 of this Agreement and Section 9.10 of the Indentures wherein the parties thereto agreed, to the extent therein stated, that each such document shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) You shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to you.

                  (g) You shall have received complete sets of all closing documents, including without limitation all opinions, required to be delivered under any of the other Operative Documents.

                  (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date, in the latter case constituting an affirmation of the statements set forth in the earlier letters, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants to the Company, with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum as you shall reasonably require.

                  (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Sullivan & Cromwell.

                  (j) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Operative Documents since the date of the execution and delivery thereof by the parties thereto other than those which are disclosed in the Offering Memorandum or any supplement thereto or which under the Act are not required to be disclosed in the Offering Memorandum or any supplement thereto and which have been disclosed to the Initial Purchasers prior to the date hereof.

                  (k) On or before the Closing Date, the Initial Purchasers and Sullivan & Cromwell, counsel for the Initial Purchasers, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have reasonably requested prior to the date of this Agreement.

                  9. EFFECTIVE DATE OF AGREEMENT, DEFAULT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, any Material Adverse Change which, in your judgment, impairs the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension or limitation of trading generally in securities, or in any securities of the Company on the New York or American Stock Exchanges, or the National Association of Securities Dealers Automated Quotation National Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal or state government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (vi) any securities of the Company or any of its Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, or (vii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in your judgment could reasonably be expected to have a Material Adverse Effect.

                  If this Agreement shall be terminated by you pursuant to clause (i), (vi) or, in the case of a statute, regulation, rule or order specifically addressing the Company, and not affecting the general hospital industry generally, (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(d) hereof. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any Initial Purchaser to the Company or any of its Subsidiaries.

                  If on the Closing Date any Initial Purchaser shall fail or refuse to purchase the securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Securities that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase does not exceed 20% of the total principal amount of such Securities to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the amount of Securities set forth opposite its name in Schedule I and Schedule II, respectively, hereto bears to the aggregate principal amount of Securities which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase the Securities, as the case may be, and the total principal amount of Securities with respect to which such default occurs exceeds 20% of the total amount of Securities to be purchased on such date by all Initial Purchasers and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser and the Company, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either the non-defaulting Initial Purchaser or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                  10. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 3820 State Street, Santa Barbara, California 93105, Attention: Chief Financial Officer, with copies to Attention: General Counsel and to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Thomas C. Janson, Jr. and (b) if to any Initial Purchaser, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, and, in each case, with a copy to Sullivan & Cromwell, 444 South Flower Street, Suite 1200, Los Angeles, California 90071, Attention: Alison S. Ressler, or in any case to such other address as the person to be notified may have required in writing.

                  11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN

RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  12. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

                  13. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Initial Purchasers merely because of such purchase.

                  14. CERTAIN DEFINITIONS. For purposes of this Agreement,
(a) "business day" means any day on which the NYSE is open for trading and
(b) "subsidiary" has the meaning set forth in Rule 405 under the Act.

                  15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterparts, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

                  16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  17. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Initial Purchasers or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                         Very truly yours,

                                         TENET HEALTHCARE CORPORATION

                                         By: /s/ STEPHEN D. FARBER
                                            ---------------------------------
                                            Name:    Stephen D. Farber
                                            Title:   Vice President

The foregoing Purchase Agreement
is hereby confirmed and accepted as of
the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By: /s/ DAVID L. DENNIS
   -------------------------------------
   Name:     David L. Dennis
   Title:    Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ JAMES F. FLAHERTY III
   -------------------------------------
   Name:     James F. Flaherty III
   Title:    Managing Director Investment Banking

J.P. MORGAN SECURITIES INC.

By: /s/ DAVID H. DEMING
   --------------------------------------
   Name:     David H. Deming
   Title:    Managing Director

MORGAN STANLEY & CO. INCORPORATED

By: /s/ CHARLES DITLOFF
   ---------------------------------------
   Name:     Charles Ditloff
   Title:    Principal

SALOMON BROTHERS INC

By: /s/ GRAEME A. GILFILLAN
   ---------------------------------------
   Name:     Graeme A. Gilfillan
   Title:    Managing Director


DEUTSCHE MORGAN GRENFELL INC.

By: /s/ STEVE WARDEN
   ---------------------------------------
   Name:     Steve Warden
   Title:    Managing Director


By: /s/ LAIN STEWART
   ---------------------------------------
   Name:     Lain Stewart
   Title:    Vice President

BANCAMERICA ROBERTSON STEPHENS

By: /s/ JOHN MULRY
   ---------------------------------------
   Name:     John Mulry
   Title:    Managing Director

                                  SCHEDULE I

                                                                               PRINCIPAL          PERCENTAGE
INITIAL PURCHASER                                                                AMOUNT            OF TOTAL

Donaldson, Lufkin & Jenrette Securities Corporation ...................       $175,000,000          50.0%

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................       $ 52,500,000          15.0%

J.P. Morgan Securities Inc.............................................       $ 35,000,000          10.0%

Morgan Stanley & Co. Incorporated......................................       $ 26,250,000           7.5%

Salomon Brothers Inc ..................................................       $ 26,250,000           7.5%

Deutsche Morgan Grenfell Inc...........................................       $ 17,500,000           5.0%

BancAmerica Robertson Stephens.........................................       $ 17,500,000           5.0%
                                                                           ------------------    ------------------
                  Total................................................       $300,000,000          100.0%
                                                                           ==================    ==================


                                   SCHEDULE II


                                                                                PRINCIPAL           PERCENTAGE
INITIAL PURCHASER                                                                AMOUNT              OF TOTAL

Donaldson, Lufkin & Jenrette Securities Corporation....................         $500,000,000            50.0%

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................         $150,000,000            15.0%

J.P. Morgan Securities Inc.............................................         $100,000,000            10.0%

Morgan Stanley & Co. Incorporated......................................         $100,000,000            10.0%

Salomon Brothers Inc...................................................         $100,000,000            10.0%

Deutsche Morgan Grenfell Inc...........................................         $ 50,000,000             5.0%
                                                                           ------------------      ------------------
                   Total...............................................        $1,000,000,000          100.0%
                                                                           ==================      ==================



                                      III-1

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT








                                      III-2